Exhibit 3.1


                    CERTIFICATE OF INCORPORATION
                               OF
                       WISDOM HOLDINGS, INC.


                                    ARTICLE I

         The name of this Corporation shall be:  Wisdom Holdings, Inc.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent at that address is The Corporation Trust Company located in New Castle County.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The total number of shares which this Corporation is authorized to issue is Eighty Million (80,000,000) shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." Fifty Million (50,000,000) shares shall be designated Common Stock, with a par value of $.001 per share, and Thirty Million (30,000,000) shares shall be designated Preferred Stock, with a par value of $.001 per share.

                                    ARTICLE V

         The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                   ARTICLE VII

         Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                    ARTICLE X

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.

                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XII

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE XIII

         The name and mailing address of the incorporator of the Corporation is:

                                    Kate Lane
                          2030 Main Street, Suite 1040
                            Irvine, California 92614

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand this 12th day of October, 1998.

                                    /s/ Kate Lane
                                    ------------------------------------
                                    KATE LANE, Incorporator

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL
                                       OF
                              WISDOM HOLDINGS, INC.



         WISDOM HOLDINGS, INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1.       The name of the corporation is WISDOM HOLDINGS, INC.

         2. The corporation has not received any payment for any of its stock.

         3. The Certificate of Incorporation of the Corporation is hereby amended by adding the following new Article XIV:

                  A. The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with such action or proceeding.

                  B. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XIV.

                  C. Subsections (A) and (B) of this Article XIV to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or
         (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law, or
         (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.

                  D. The rights to indemnification and to the advancement of expenses conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, this amendment of the Certificate of Incorporation, the Bylaws of the Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.

         4. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

Executed on this 14th day of October, 1998.


                               /s/ Kate Lane
                               --------------------------------------------
                               KATE LANE, Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              WISDOM HOLDINGS, INC.
                             a Delaware corporation

         Wisdom Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. The Corporation has not received any payment for any of its stock.

         2. The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by unanimous written consent of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of
Delaware:

                  "NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking
                  ARTICLE I in its entirety and replacing therefor:

                                    ARTICLE I

                                         The name of the corporation shall be
InterDent, Inc."

           [Signature Page to Certificate of Amendment Follows]

         IN WITNESS WHEREOF, Wisdom Holdings, Inc. has caused this Certificate of Amendment to be signed and attested by its duly authorized officer, this 8th day of February, 1999.

                      WISDOM HOLDINGS, INC.

                      /s/ MICHAEL T. FIORE
                      -----------------------------------
                                Michael T. Fiore
                       President and Chief Executive Officer

Attest:

/s/ L. THEODORE VAN EERDEN
---------------------------
L. Theodore Van Eerden
Secretary

                                   INTERDENT, INC.

                                 -----------------

                           CERTIFICATE OF DESIGNATIONS

                                       FOR

                     SERIES A PREFERRED, SERIES B PREFERRED,

                 SERIES C PREFERRED AND SERIES D PREFERRED STOCK

              (Pursuant to Delaware General Corporation Law ss.151)

                                 -----------------



         The undersigned, being respectively the Chief Executive Officer and Secretary of Interdent, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, in accordance with the provisions of the Delaware General Corporations Law, ss.151(g), do hereby certify that:

         Pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors, on February 8, 1999, in accordance with the Delaware General Corporation Law ss.151, duly adopted the following resolution establishing four series of shares of the Corporation's Preferred Stock, to be designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes four series of preferred stock, namely, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Corporation and hereby states the number of shares, and fixes the powers, designations preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

                           A. SERIES A PREFERRED STOCK

         1. Designation Of Amount; Ranking. The issuance of One Hundred (100) shares of the Series A Preferred Stock is hereby authorized. The Series A Preferred Stock shall rank senior to the Common Stock (as hereinafter defined), pari passu with the Series C Preferred Stock and junior to all other classes and series of equity securities of the Corporation now existing or hereafter created with respect to rights of redemption and rights of Liquidation (as hereinafter defined).

         2. Definitions. Except as set forth below, capitalized terms used in this Series A Designation shall have the meanings given to such terms in the Purchase Agreement:

         "Affiliate" has the meaning given to such term in the Purchase
Agreement.

         "Applicable Law" has the meaning given to such term in the Purchase Agreement.

         "By-laws" means the By-laws of the Corporation, as amended and in effect from time to time.

         "Board" means the Board of Directors of the Corporation.

         "Business Day" has the meaning given to such term in the Purchase Agreement.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation dated October 13, 1998, filed with the State of Delaware, as amended and restated and in effect at the time in question.

         "Closing Date" has the meaning given to such term in the Purchase Agreement.

         "Common Stock" means, collectively, all of the Common Stock, no par value, of the Corporation of any class, and any other class of capital stock of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "Corporation" means Interdent, Inc., a Delaware corporation.
          -----------

         "Default Director" has the meaning given to such term in Section 3(b) of this Series A Preferred Stock designation.

         "Document" has the meaning given to such term in the Purchase
Agreement.

         "Event of Default" has the meaning given to such term in the Purchase Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

         "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         "Mandatory Conversion Event" has the meaning given to such term in the Purchase Agreement.

         "Maturity Date" has the meaning given to such term in the Purchase Agreement.

         "Notes" has the meaning given to such term in the Purchase Agreement.

         "Original Cost" means, with respect to any share of Series A Preferred Stock, $1.00. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series A Preferred Stock, the Original Cost of the shares of Series A Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series A Preferred Stock immediately after such change.

         "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

         "Preferred Director" shall mean any individual elected to the Board, to serve as a director, pursuant to Section 3(b)(i) of this Series A Preferred Stock designation.

         "Preferred Holders" means holders of Series A Preferred Stock.

         "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4 of this Series A Preferred Stock designation.

         "Preferred Stock" means the preferred stock, no par value, of the Corporation.

         "Purchase Agreement" means that certain Securities Purchase Agreement ("Purchase Agreement") dated May 18, 1998, by and among Gentle Dental Service Corporation and the Purchasers (named therein), filed with the Securities and Exchange Commission on July 2, 1998, file number 000-23673, as assumed by the Corporation and as amended from time to time.

         "Redemption Event" has the meaning ascribed to it in Section 5(a) of this Series A Preferred Stock designation.

         "Redemption Price" has the meaning ascribed to it in Section 5(a) of this Series A Preferred Stock designation.

         "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series A Preferred Stock.

         "Securities" means "securities" as defined in Section 2(1) of the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Series A Preferred Redemption Event" has the meaning given to such term in the Purchase Agreement.

         "Series C Preferred Stock" means the Series C Preferred Stock, no par value, of the Corporation.

         "Warrant" has the meaning given to such term in the Note.

         3.       Voting Rights.
                  -------------

         (a) Non-Voting. Except as required by law and pursuant to paragraphs
(b) and (c) below, the Preferred Holders shall not be entitled to vote.

                  (b)      Board Representation.

         (i) So long as any Series A Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to elect one individual to the Board to serve as a director, which individual initially shall be Eric Green; provided, however, that upon the occurrence or the continuance of any Event of Default, the Requisite Preferred Holders shall be entitled to elect one additional individual to the Board to serve as a director (a "Default Director").

         (ii) Notwithstanding any other sections of the Certificate of Incorporation, so long as any Series A Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to (A) remove from the Board any Preferred Director elected under the foregoing subsection (i), (B) elect each successor to any such Preferred Director removed in accordance with subparagraph
(ii)(A) above or who otherwise vacates such office, and (C) take all necessary action, including amending the By-Laws, to increase the number of directors on the Board to create a vacancy on the Board to permit the Requisite Preferred Holders to elect an additional individual to the Board upon an occurrence or continuance of an Event of Default pursuant to the foregoing clause (i) above.

         (iii) The right of the Preferred Holders to elect directors may be exercised at the special meeting called pursuant to this Section, at any annual or other special meeting of shareholders and, to the extent and in the manner permitted by Applicable Law, pursuant to a written consent in lieu of a shareholders meeting. A proper officer of the Corporation shall, upon the written request of the Requisite Preferred Holders, addressed to any officer of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the Requisite Preferred Holders. If such meeting has not been called by a proper officer of the Corporation within 2 days after personal delivery, by hand or by a nationally recognized, overnight courier guaranteeing next business day delivery, of such written request upon any officer of the Corporation or within 5 days after mailing the same to the secretary of the Corporation at its principal office, then the Requisite Preferred Holders may call such meeting at the expense of the Corporation, and such meeting may be called upon the notice required for annual meetings of shareholders and shall be held at the Corporation's principal office, or at such other place designated by the Requisite Preferred Holders. The Preferred Holders shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

         (iv) At any meeting or at any adjournment thereof at which the Preferred Holders have the right to elect directors, the presence, in person or by proxy, of the Preferred Holders shall be required to constitute a quorum for the election or removal of any director by the Requisite Preferred Holders. The affirmative vote of the Requisite Preferred Holders shall be required to elect or remove any Preferred Director.

         (v) If any Event of Default shall occur and be continuing, the Preferred Holders shall also have any other rights which such holder is entitled to under any Document at any time and any other rights which such holder may have pursuant to Applicable Law.

         (vi) The Corporation shall pay or reimburse each Preferred Director for the reasonable out-of-pocket expenses incurred by such Person in connection with attending formal meetings of the Board and any committee thereof. The Corporation shall use its best efforts to maintain video teleconferencing capabilities for all formal meetings of the Board and any committee thereof.

         (c) Covenants. The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

         (i) in any manner authorize, issue or sell any shares of Series A Preferred Stock other than as contemplated by the Purchase Agreement or this Series A Preferred Stock designation;

         (ii) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock;

         (iii) amend, repeal or modify any provision of this Series A Preferred Stock designation; or

         (iv) amend, repeal or modify any provision of the Certificate of Incorporation or By-laws in a manner that would adversely affect the powers, preferences or rights of the Series A Preferred Stock.

                  (d)      Observer Rights.

         (i) The Corporation hereby covenants that the Preferred Holders shall have the right to have that number of representatives (each such representative, an "Observer") determined as hereinafter provided present at all meetings of the Board. Such right shall from time to time be exercisable by delivery to the Corporation of written notice from the Requisite Preferred Holders specifying the names of such Observers. The number of Observers shall at all times and from time to time be equal to that number of members of the Board that the Preferred Holders are then entitled to designate but whose seats on the Board are at the time vacant.

         (ii) The Corporation will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board shall be deemed reasonable prior notice) in any manner permitted in the Corporation's By-laws for notices to directors of the time and place of any proposed meeting of the Board, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

         (iii) The Corporation will deliver to each Observer copies of all papers which may be distributed from time to time to the directors of the Corporation at such time as such papers are so distributed to them, including copies of any written consent.

         4. Liquidation. In the event of any Liquidation, the Preferred Holders shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series A Preferred Stock (with respect to rights on Liquidation, the Series A Preferred Stock shall rank senior to the Common Stock, pari passu with the Series C Preferred Stock but junior to all other series of Preferred Stock), an amount per share equal to (the "Preferred Liquidation Preference") the Original Cost of such share. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Preferred Holders the full amount to which it shall be entitled, then the Corporation shall pay the Preferred Holders the aggregate unpaid Preferred Liquidation Preference as soon as practicable after the Corporation has funds legally available therefor. In the event of any Liquidation, after payment shall have been made to the Preferred Holders in the full amount to which it is entitled, the holders of shares of Common Stock shall be entitled, to the exclusion of the Preferred Holders, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

         5.       Redemption.
                  ----------

                  (a) Subject to the Corporation having funds legally available for such purpose, the Corporation shall redeem all of the shares of the Series A Preferred Stock then outstanding, on the first to occur of (A) on the Maturity Date, so long as all of the outstanding Notes, the outstanding shares of the Series B Preferred Stock and the outstanding shares of the Series D Preferred Stock shall have been redeemed or converted prior thereto, (B) upon the occurrence of the Mandatory Conversion Event, or (C) in the event a Series A Preferred Redemption Event shall have occurred (each of clauses (A), (B) and (C) above, a "Redemption Event"). The per share redemption price at which shares of Series A Preferred Stock are to be redeemed pursuant to this Section 5(a) shall be equal to the Liquidation Preference Amount (the "Redemption Price").

                  (b) On and after any redemption date (the "Redemption Date") pursuant to this Section 5 (unless default shall be made by the Corporation in the payment of the Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of the Series A Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

                  (c) Any communication or notice relating to redemption given pursuant to this Section 5 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the Preferred Holders, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be.

                  (d) At any time on or after the Redemption Date, the Preferred Holders shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares of the Series A Preferred Stock to be redeemed.

                  (e) Any redemption payments by the Corporation pursuant to this Section 5 shall be paid in cash.

                  (f) Any shares of Series A Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series A Preferred but such shares shall become unclassified Preferred Stock of the Corporation.

                           B. SERIES B PREFERRED STOCK

         1. Designation of Amount; Ranking. The issuance of Seventy Thousand (70,000) shares of the Series B Preferred Stock is hereby authorized. The Series B Preferred Stock shall rank senior to all other classes and series of equity securities of the Corporation now existing or hereafter created including the Series A Preferred Stock, no par value, Series C Preferred Stock, no par value and the Series D Preferred Stock (collectively, the "Junior Stock"), with respect to dividend rights, rights of redemption, rights of conversion and rights of Liquidation (as hereinafter defined).

         2. Definitions. Except as set forth below, capitalized terms used in this Series B Designation shall have the meanings given to such terms in the Purchase Agreement:

         "Adjusted Market Price" shall be an amount equal to 95% of the Market Price in effect at such time.

         "Applicable Dividend Rate" means, for each Dividend Period (i) for dividends paid in cash on the last day of such period where an Event of Default shall not have occurred, a rate equal to the Applicable Interest Rate at the time of the Series B Preferred Conversion Event, and (ii) in all other circumstances, a rate equal to the Applicable Interest Rate at the time of the Series B Conversion Event plus 1.25% per annum; and the Corporation and the holders of Series A Preferred Stock acknowledge that the difference of 1.25% between the aforementioned rate represents additional dividend payable upon the occurrence and continuation of an Event of Default after the Series B Preferred Conversion Event.

         "Applicable Interest Rate" shall have the meaning given to such term in the Notes.

         "Common Stock" means , collectively, all of the Common Stock, no par value, of the Corporation of any class, and any other class of capital stock of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "Converted Shares" has the meaning ascribed to it in Section 6(d) of this Series B Preferred Stock designation.

         "Converting Shares" has the meaning ascribed to it in Section 6(d) of this Series B Preferred Stock designation.

         "Corporation" means Interdent, Inc., a Delaware corporation.

         "Conversion Premium" shall mean $0.2247.

         "Conversion Price" shall initially be the Conversion Price of the Notes on the date of the Series B Conversion Event, and shall be subject to adjustment from time to time as set forth in Section 4(c) of this Series B Preferred Stock designation.

         "Dividend Period" means (a) the period commencing on the Series B Preferred Conversion Event and expiring on the next Preferred Dividend Payment Date occurring thereafter or the date of redemption of this Series B Preferred Stock, if earlier and (b) thereafter each period commencing on a Preferred Dividend Payment Date and expiring on the date immediately preceding the next Preferred Dividend Payment Date or the date of redemption of this Series B Preferred Stock, if earlier.

         "Documents" shall have the meaning ascribed to it in the Purchase Agreement.

         "Excluded Stock" means (i) all Common Stock issued upon conversion of Preferred Stock, Notes and Warrants, (ii) shares of Common Stock (as such number is equitably adjusted for stock splits, stock dividends, share combinations and similar pro-rata recapitalizations) issued upon the exercise of stock options issued pursuant to the Equity Incentive Plans and (iii) Securities issued by the Corporation in an underwritten Public Offering.

         "Junior Stock" has the meaning given to such term in Section 1 of this Series B Preferred Stock designation.

         "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         "Mandatory Redemption Date" shall mean the eighth anniversary of the First Closing Date.

         "Measurement Period" means 30 consecutive Business Days.

         "Original Cost" means, with respect to any share of Series B Preferred Stock, $1,000.00. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series B Preferred Stock, the Original Cost of the shares of Series B Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series B Preferred Stock immediately after such change.

         "Original Issuance Date" means the date on which the Notes are converted pursuant to a Series B Conversion Event.

         "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4(b) of this Series B Preferred Stock designation.

         "Preferred Dividend Payment Date" shall have the meaning ascribed to it in Section 4(a) of this Series B Preferred Stock designation.

         "Public Offering" means the closing of a public offering of Securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

         "Purchase Agreement" means that certain Securities Purchase Agreement ("Purchase Agreement") dated May 18, 1998, by and among Gentle Dental Service Corporation and the Purchasers (named therein), filed with the Securities and Exchange Commission on July 2, 1998, file number 000-23673, as assumed by the Corporation and as amended from time to time.

         "Qualified Holder" means (i) each Person who initially acquires Series B Preferred Stock from the Corporation and (ii) any other holder of Series B Preferred Stock who, together with its Affiliates, owns Series B Preferred Stock with an aggregate Original Cost of $1,000,000 or more.

         "Qualified Securities" means the Common Stock issued to the stockholders of the Corporation as consideration in any conversion, provided (i) such Common Stock is then listed on a national securities exchange or reported on the Nasdaq National Market and (ii) such Common Stock is registered under the Securities Act or is freely tradable under Rule 144 of the Securities Act within 6 months of the date of issuance.

         "Redemption Price" has the meaning ascribed to it in Section 5(a) of this Series B Preferred Stock designation.

         "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series B Preferred Stock at the time in question.

         "Sale of the Corporation" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Corporation's assets to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of the outstanding capital stock of the Corporation to one Person or a group of Persons acting in concert,] or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting company or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

         "Securities and Exchange Commission" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

         "Stockholders" means holders of Common Stock or Preferred Stock.

         3.       Voting Rights.

                  (a)      General.

                  In addition to the rights provided by law and by paragraph (b) below, the holders of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock, and any other capital stock of the Corporation entitled to vote together with the Common Stock, all as one class. Each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to Section 6 below.

                  (b)      Covenants.

         The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

         (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock of the Corporation (including any shares of treasury stock) or rights, options, warrants or other Securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity participation feature or any security that is a combination of debt and equity, which, in each case as to the equity or convertible component thereof, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, is senior to or pari passu with the Series B Preferred Stock;

         (ii) reclassify any Securities of the Corporation into shares of any class or series of capital stock of the Corporation (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, senior to or pari passu with the Series B Preferred Stock or (B) which in any manner adversely affects the rights of the holders of Series B Preferred Stock in their capacity as such;

         (iii) in any manner authorize, issue or sell any shares of Series B Preferred Stock other than as contemplated by the Purchase Agreement or this Certificate of Designation;

         (iv) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock;

         (v) amend, repeal or modify any provision of the Certificate of Incorporation or Bylaws that adversely affects the powers, preferences or rights of the Series B Preferred Stock; or

         (vi) fail to comply with any of the covenants of the Corporation as set forth in the Purchase Agreement.

         4.       Dividends, Distributions and Liquidations.

                  (a)      Dividends.

         (i) When, as, and if declared by the Board, out of funds legally available for that purpose, the holders of Series B Preferred Stock shall be entitled to receive before any dividends shall be declared and paid or set aside for Common Stock, dividends, which shall accrue on a daily basis at the Applicable Dividend Rate on the sum of the Original Cost of a share of Series B Preferred Stock, plus all accumulated and unpaid dividends thereon, payable on each September 30 and March 31 (each, a "Preferred Dividend Payment Date"), the first such Preferred Dividend Payment Date being the first Preferred Dividend Payment Date following the Series B Conversion Event. Dividends shall accrue at the Applicable Dividend Rate regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Any dividends which accrue pursuant to this Section 4(a) and which are not paid prior to the next succeeding Preferred Dividend Payment Date shall be classified as "accumulated dividends" and shall remain "accumulated and unpaid dividends" until paid or otherwise satisfied pursuant to this Certificate of Designation. Dividends on each share of Preferred Stock shall accrue pursuant to this Section 4(a) from and including the Original Issuance Date to and including the date such share is converted or redeemed in full and all accrued but unpaid dividends thereon are also converted or paid in full. All payments in cash due in cash under this Section 4(a) to any holder of shares of Series B Preferred Stock shall be made to the nearest cent.

         (ii) The dividends payable with respect to the Series B Preferred Stock on each Preferred Dividend Payment Date shall be paid to the holders of shares of the Preferred Stock as they appear on the stock records of the Corporation on such date (the "Preferred Record Date") as shall be fixed by the Board, which Preferred Record Date shall not be more than 60 days prior to the applicable Preferred Dividend Payment Date and shall not precede the date upon which the resolution fixing such Preferred Record Date is adopted, and if the Board shall not fix a Preferred Record Date, the Preferred Record Date shall be deemed to be the same date as the applicable Preferred Dividend Payment Date.

         (iii) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the holders of the Series B Preferred Stock based upon the number of shares of Series B Preferred Stock then held by each holder.

                  (b)      Liquidation.
                           -----------

                  In the event of any Liquidation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series B Preferred Stock (with respect to rights on Liquidation, the Series B Preferred Stock shall rank senior to the Common Stock and any other class of Junior Stock), an amount per share equal to (the "Preferred Liquidation Preference") the greater of (X) the Original Cost of such share plus an amount equal to any accumulated and unpaid dividends on each share to the date of payment or (Y) the amount that would otherwise be distributed to such holder in such Liquidation if nothing was paid pursuant to clause (X) and such holder converted such shares into shares of Common Stock in accordance with the provisions of this Certificate of Designation. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series B Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any Liquidation, after payment shall have been made to the holders of shares of Series B Preferred Stock in the full amount to which they are entitled, the holders of shares of capital stock ranking junior to the Series B Preferred Stock on Liquidation shall be entitled, to the exclusion of the holders of the Series B Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

         5.       Redemption.
                  ----------

                  (a)      Mandatory Redemption.
                           --------------------

                  Subject to the Corporation having funds legally available for such purpose, the Corporation shall redeem all of the shares of the Series B Preferred Stock then outstanding on the Mandatory Redemption Date. The per share redemption price (the "Mandatory Redemption Price") at which shares of the Series B Preferred Stock are to be redeemed pursuant to this Section 5(a) shall be equal to the greater of (x) the Original Cost of such share plus an amount equal to any accumulated and unpaid dividends on each share, if any, to the date of payment or (y) the Fair Value of such share. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock shall be insufficient to permit the payment of the Mandatory Redemption Price required to be paid pursuant to this Section 5(a), then the holders of Series B Preferred Stock shall share in any legally available funds ratably in any such redemption based on the respective number of Series B Preferred Stock that each holder thereof holds and the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

                  (b)      Redemption at the Option of the Holders.
                           ---------------------------------------

         (i) At any time on or after the occurrence or continuation of an Event of Default, the Requisite Preferred Holders may elect to have the Corporation redeem all (but not less than all) of the outstanding shares of Series B Preferred Stock at a price per share (i) in the case of a redemption option caused by an Event of Default, other than a Change of Control, equal to the Original Cost of such share plus an amount equal to all accrued and unpaid dividends on each share, if any, to the date of payment and (ii) in the case of a Change of Control (the "Change of Control Price"), equal to 101% of the Original Cost thereof plus, without duplication, an amount in cash equal to accrued and unpaid dividends thereof (in either case, the "Redemption Price"), by giving written notice to the Corporation of such election (the "Investor Notice of Election"), whereupon the Corporation shall be obligated to repurchase such shares of Series B Preferred Stock on such date (the "Investor Optional Redemption Date") as shall be determined by the Corporation, but in any event not earlier than 10 days and not later than 30 days after the date on which the Investor Notice of Election is delivered to the Corporation. Promptly (but in no event later than five days) after the delivery of the Investor Notice of Election to the Corporation, the Corporation shall send written notice (the "Optional Redemption Notice") to each of the holders of the Series B Preferred Stock. The Optional Redemption Notice shall specify the Investor Optional Redemption Date and the location of the Corporation's principal executive office or place of business where the closing will occur.

                           (ii)     Closing.
                                    -------

         (A) The closing of the Corporation's redemption of the Series B Preferred Stock pursuant to Section 5(c) above shall take place at 11:00 a.m. New York City time on the Investor Optional Redemption Date at the Corporation's principal executive office or place of business. At the closing, the Corporation shall pay to each of the holders of the Series B Preferred Stock, against the Corporation's receipt from such holder of the certificate or certificates representing the shares of such series of Series B Preferred Stock then held by such holder, an amount equal to the Redemption Price. All such payments shall be made by wire transfer of immediately available funds, or if such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check made payable to the order of such holder.

         (B) If the funds of the Corporation (without rendering the Corporation insolvent) available for redemption of shares of Series B Preferred Stock on any Investor Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available (without rendering the Corporation insolvent) shall be used to redeem the maximum possible number of shares ratably among the holders of such shares based upon the aggregate number of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available which will not make the Corporation insolvent for the redemption of shares such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Investor Redemption Date but which it had not redeemed.

                  (c)      Redemption at the Option of the Corporation.
                           -------------------------------------------

                  The Series B Preferred Stock is redeemable at the option of the Corporation, in whole or in part at a per share price equal to the Original Cost of such share plus any accrued but unpaid dividends on each share, if any, to the date of payment; provided however, that in the event the Corporation shall redeem all or any portion of the shares of the outstanding Series B Preferred Shares, then the Holder shall be entitled to receive a warrant (the "Warrant") that is initially exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock, including the accrued but unpaid dividends thereon, into which such redeemed shares would have been convertible in the event of an optional conversion at such time pursuant to
Section 6(a) hereof, of the shares redeemed hereunder immediately prior to such redemption; provided, further, however, that in the event the Series B Preferred Shares shall be redeemed by the Corporation in connection with a Change of Control the amount paid by the Corporation to the holder in connection with such prepayment shall equal the Change of Control Price. The initial exercise price for each share of Common Stock issuable upon exercise of the Warrant shall be equal to the Conversion Price in effect immediately prior to the prepayment. The Warrant shall have customary cashless conversion and exercise provisions, customary anti-dilution protections economically identical to the Series B Preferred Stock and shall otherwise be in form and substance reasonably acceptable to the holder of such shares.

                  (d)      General.
                           -------

         (i) No shares of Series B Preferred Stock are entitled to any dividends accumulating after the date on which the full redemption price for such share is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

         (ii) Any shares of Series B Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred.

         (iii) Neither the Corporation nor any Subsidiaries shall offer to purchase, redeem or acquire any shares of Series B Preferred Stock other than pursuant to the terms of this Certificate of Designation or pursuant to a purchase offer made to all holders of Series B Preferred Stock pro rata based upon the number of such shares owned by such holders.

         6.       Conversion.
                  ----------

         (a) Optional Conversion of Series B Preferred Stock into Common Stock.

                  Subject to and in compliance with the applicable provisions of this Certificate of Designation, each holder of shares of Series B Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert any such share, or the accumulated and unpaid dividends accrued thereon, into that number of fully paid and nonassessable shares of Common Stock (provided that in such event the holder shall have the option to require that such shares be Qualified Securities) equal to the quotient obtained by dividing (x) the sum of the Original Cost of such shares of Series B Preferred Stock, plus all accumulated and unpaid dividends thereon, by (y) the Conversion Price, as last adjusted and then in effect, by surrender of the certificates representing such share to be converted; provided however, that the Preferred Holder shall have the right to convert all or a portion of the accumulated and unpaid dividends on any share of Series B Preferred Stock without the need to convert the share of Series B Preferred Stock on which such dividends accrued. The Corporation shall give the Preferred Holders reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in order to provide the Preferred Holders reasonable opportunity to consider whether to redeem or convert the Series B Preferred Stock, or the accumulated and unpaid dividends accrued thereon, into Common Stock at or prior to such Sale of the Corporation. If the price or material terms or conditions of such transaction thereafter change, the Corporation shall promptly deliver written notice to the Preferred Holders specifying such changes. The Corporation will not issue fractional shares of its Common Stock, as applicable, and shall distribute cash in lieu of such fractional shares.

         (b) Mandatory Conversion of Series B Preferred Stock into Common Stock.

                  Upon the occurrence of a Mandatory Conversion Event, all shares of Series B Preferred Stock then outstanding shall, at the option of the Corporation by virtue of the delivery of a notice by the Corporation to the holder notifying the holder of the occurrence of such Mandatory Conversion Event, which notice shall state the date upon which such conversion shall become effective (the "Effective Date") (which date shall be no earlier than 15 Business Days after the date of delivery), and without any action on the part of the holders thereof, shall on the Effective Date be deemed automatically converted in accordance with and subject to prior compliance with Section 6(c)(ii) into that number of fully paid and nonassessable shares of Qualified Securities into which such shares, including the accumulated and unpaid dividends accrued thereon, would have been convertible in the event of optional conversion at such time pursuant to subsection (a) above. Upon conversion, the Corporation will not issue fractional shares of its Qualified Securities, as applicable, and shall distribute cash in lieu of such fractional shares.

                  (c)      Conversion Price Adjustment.

         (i) The Conversion Price shall also be subject to adjustment from time to time as follows:

         (A) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (other than Excluded Stock) without consideration or for a consideration per share less than the Adjusted Market Price in effect immediately prior to the issuance of such Common Stock, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered (but never increased) to a price equal to the sum of (x) the Conversion Premium plus (y) the quotient obtained by dividing:

         (1) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Market Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

         (2) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision
(3) of clause (B) below) immediately after the issuance of such Common Stock.

         (B) For the purposes of any adjustment of the Conversion Price pursuant to clause (A) above, the following provisions shall be applicable:

         (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor prior to deducting therefrom any usual and customary discounts, commissions or placement fees paid by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

         (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof.

         (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, Securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable Securities:

         (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

         (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

         (c) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change; and

         (d) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, Securities or options or rights related to such Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such Securities, or upon the exercise of the options or rights related to such Securities and subsequent conversion or exchange thereof.

         (ii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision or stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

         (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

         (iv) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other Securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

         (v) If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Series B Preferred Stock.

         (vi) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

         (vii) In any case in which the provisions of this Section 6(c) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event
(i) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (iii) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

         (viii) Whenever the Conversion Price shall be adjusted as provided in this paragraph (c), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series B Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (x) below.

         (ix) If the Corporation shall propose to take any action of the types described in clauses (ii), (iii) or (iv) of this paragraph (c) above, the Corporation shall give notice to each holder of shares of Series B Preferred Stock, in the manner set forth in paragraph (viii) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (x) In the event that the Requisite Preferred Holders consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series B Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series B Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

         (xi) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Preferred Stock against impairment.

         (xii) The computations of all amounts under this Section 6 shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 6 have previously been made so as to maintain the relative economic interest of the Preferred Stock vis a vis all other securities issued by the Corporation.

         (xiii) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Conversion Price.

         (xiv) In the event the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Preferred Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Holder could have acquired if such Holder had held the Common Stock acquirable upon complete conversion of this Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of the grant, issue or sale of such Purchase Rights.

         (xv) In the event the Corporation shall, at any time or from time to time after the date hereof, distribute pro rata to the record holders of Common Stock cash, evidences of its indebtedness, other Securities or other properties or assets, or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (unless the holder of the share of Series B Preferred Stock shares in such distribution on a ratable basis based upon the shares of Common Stock issuable upon conversion of such share) the Conversion Price shall be decreased to a price determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the Market Price less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock deemed outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the Fair Value of such distribution consisting of evidences of indebtedness, other Securities, properties, assets, options, warrants or subscription or purchase rights, per share of Common Stock deemed outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, and the denominator of which shall be such Market Price of Common Stock. The adjustments required by this paragraph (xv) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (d)      Conversion Procedures.
                           ---------------------

         (i) Each conversion of shares of any class of capital stock of the Corporation into shares of another class of capital stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. A holder of Converting Shares may make any such notice of conversion, whether such conversion is in connection with a Sale of the Corporation or otherwise, conditional upon the happening of any event or the passage of such time as is specified by such holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Promptly after such surrender and the receipt of such written notice of conversion, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.

         (ii) Upon issuance of shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any Applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of any shares. The issuance of certificates for shares of any class of capital stock (upon conversion of shares of any other class of capital stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted. In the event the holder of the shares converted hereunder, in connection with the conversion of shares hereunder, shall be required to file a notification pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act"), the Corporation and the holder shall take all actions necessary to comply with such notification requirement and the conversion hereunder of the shares, or the accumulated and unpaid dividends on such shares, shall become effective upon the expiration of the applicable waiting period. The Corporation will pay and save the holders of Series B Preferred Shares harmless against all liability for the payment of all actual and reasonable costs and expenses incurred by such holder in connection with any requirements to file a notification pursuant to the HSR Act. No fractional shares of Common Stock or scrip shall be issued upon conversion of any shares. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate number of shares to be converted by a holder. Instead of any fractional shares which would otherwise be issuable upon conversion of the shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Fair Value of one share of such Common Stock and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

         7.       Reservation of Shares.
                  ---------------------

                  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of Series B Preferred Stock hereunder, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of such other class which may be converted.

         8.       Shares Acquired by the Corporation.
                  ----------------------------------

                  Any shares of Series B Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series B Preferred Stock but such shares shall become unclassified Preferred Stock of the Corporation.

                           C. SERIES C PREFERRED STOCK

         1. Designation of Amount; Ranking. The issuance of One Hundred (100) shares of the Series C Preferred Stock is hereby authorized. The Series C Preferred Stock shall rank senior to the Common Stock (as hereinafter defined), pari passu with the Series A Preferred Stock (as hereinafter defined) and junior to all other classes and series of equity securities of the Corporation now existing or hereafter created with respect to rights of redemption and rights of Liquidation (as hereinafter defined).

         2. Definitions. Except as set forth below, capitalized terms used in this Series C Designation shall have the meanings given to such terms in the Purchase Agreement:

         "Affiliate" has the meaning given to such term in the Purchase
Agreement.

         "Applicable Law" has the meaning given to such term in the Purchase Agreement.

         "By-Laws" means the By-laws of the Corporation, as amended and in effect from time to time.

         "Board" means the Board of Directors of the Corporation.

         "Business Day" has the meaning given to such term in the Purchase Agreement.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation dated October 13, 1998, filed with the State of Delaware, as amended and restated and in effect at the time in question.

         "Closing Date" has the meaning given to such term in the Purchase Agreement.

         "Common Stock" means, collectively, all of the Common Stock, no par value, of the Corporation of any class, and any other class of capital stock of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "Corporation" means Interdent, Inc., a Delaware corporation.
          -----------

         "Document" has the meaning given to such term in the Purchase
Agreement.

         "Event of Option" has the meaning given to such term in the Purchase Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

         "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         "Mandatory Conversion Event" has the meaning given to such term in the Purchase Agreement.

         "Maturity Date" has the meaning given to such term in the Purchase Agreement.

         "Notes" has the meaning given to such term in the Purchase Agreement.

         "Option Director" has the meaning given to such term in Section 3(b) of this Series C Preferred Stock designation.

         "Original Cost" means, with respect to any share of Series C Preferred Stock, $1.00. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series C Preferred Stock, the Original Cost of the shares of Series C Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series C Preferred Stock immediately after such change.

         "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

         "Preferred Director" shall mean any individual elected to the Board, to serve as a director, pursuant to Section 3(b)(i) of this Series C Preferred Stock designation.

         "Preferred Holders" means holders of Series C Preferred Stock.

         "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4 of this Series C Preferred Stock designation.

         "Preferred Stock" means the preferred stock, no par value, of the Corporation.

         "Purchase Agreement" means that certain Securities Purchase Agreement ("Purchase Agreement") dated May 18, 1998, by and among Gentle Dental Service Corporation and the Purchasers (named therein), filed with the Securities and Exchange Commission on July 2, 1998, file number 000-23673, as assumed by the Corporation and as amended from time to time.

         "Redemption Event" has the meaning ascribed to it in Section 5(a) of this Series C Preferred Stock designation.

         "Redemption Price" has the meaning ascribed to it in Section 5(a).

         "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series C Preferred Stock.

         "Securities" means "securities" as defined in Section 2(1) of the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Series A Preferred Stock" means the Series A Preferred Stock, no par value, of the Corporation.

         "Series C Redemption Event" has the meaning given to such term in the Purchase Agreement.

         "Warrant" has the meaning given to such term in the Notes.

         3.       Voting Rights.
                  -------------

                  (a)      Non-Voting.

         Except as required by law and pursuant to paragraphs (b) and (c) below, the Preferred Holders shall not be entitled to vote.

                  (b)      Board Representation.

         (i) So long as any Series C Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to elect one individual to the Board to serve as a director (an "Option Director") upon the occurrence or continuation of an Event of Option.

         (ii) Notwithstanding any other sections of the Certificate of Incorporation, so long as any Series C Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to (A) remove from the Board any Preferred Director elected under the foregoing subsection (i), (B) elect each successor to any such Preferred Director removed in accordance with subparagraph
(ii)(A) above or who otherwise vacates such office, and (C) take all necessary action, including amending the By-Laws, to increase the number of directors on the Board to create a vacancy on the Board to permit the Requisite Preferred Holders to elect an individual to the Board upon an occurrence or continuance of an Event of Option pursuant to the foregoing clause (i) above.

         (iii) The right of the Preferred Holders to elect directors may be exercised at the special meeting called pursuant to this Section, at any annual or other special meeting of shareholders and, to the extent and in the manner permitted by Applicable Law, pursuant to a written consent in lieu of a shareholders meeting. A proper officer of the Corporation shall, upon the written request of the Requisite Preferred Holders, addressed to any officer of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the Requisite Preferred Holders. If such meeting has not been called by a proper officer of the Corporation within 2 days after personal delivery, by hand or by a nationally recognized, overnight courier guaranteeing next business day delivery, of such written request upon any officer of the Corporation or within 5 days after mailing the same to the secretary of the Corporation at its principal office, then the Requisite Preferred Holders may call such meeting at the expense of the Corporation, and such meeting may be called upon the notice required for annual meetings of shareholders and shall be held at the Corporation's principal office, or at such other place designated by the Requisite Preferred Holders. The Preferred Holders shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

         (iv) At any meeting or at any adjournment thereof at which the Preferred Holders have the right to elect directors, the presence, in person or by proxy, of the Preferred Holders shall be required to constitute a quorum for the election or removal of any director by the Requisite Preferred Holders. The affirmative vote of the Requisite Preferred Holders shall be required to elect or remove any Preferred Director.

         (v) The Corporation shall pay or reimburse each Preferred Director for the reasonable out-of-pocket expenses incurred by such Person in connection with attending formal meetings of the Board and any committee thereof. The Corporation shall use its best efforts to maintain video teleconferencing capabilities for all formal meetings of the Board and any committee thereof.

                  (c)      Covenants.
                           ---------

                  The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

         (i) in any manner authorize, issue or sell any shares of Series C Preferred Stock other than as contemplated by the Purchase Agreement or this Series C Preferred Stock designation;

         (ii) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series C Preferred Stock;

         (iii) amend, repeal or modify any provision of this Series C Preferred Stock designation; or

         (iv) amend, repeal or modify any provision of the Certificate of Incorporation or By-laws in a manner that would adversely affect the powers, preferences or rights of the Series C Preferred Stock.

                  (d)      Observer Rights.

         (i) The Corporation hereby covenants that the Preferred Holders shall have the right to have that number of representatives (each such representative, an "Observer") determined as hereinafter provided present at all meetings of the Board. Such right shall from time to time be exercisable by delivery to the Corporation of written notice from the Requisite Preferred Holders specifying the names of such Observers. The number of Observers shall at all times and from time to time be equal to that number of members of the Board that the Preferred Holders are then entitled to designate but whose seats on the Board are at the time vacant.

         (ii) The Corporation will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board shall be deemed reasonable prior notice) in any manner permitted in the Corporation's By-laws for notices to directors of the time and place of any proposed meeting of the Board, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

         (iii) The Corporation will deliver to each Observer copies of all papers which may be distributed from time to time to the directors of the Corporation at such time as such papers are so distributed to them, including copies of any written consent.

         4.       Liquidation.
                  -----------

                  In the event of any Liquidation, the Preferred Holders shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series C Preferred Stock (with respect to rights on Liquidation, the Series C Preferred Stock shall rank senior to the Common Stock, pari passu with the Series A Preferred Stock but junior to all other series of Preferred Stock), an amount per share equal to (the "Preferred Liquidation Preference") the Original Cost of such share. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Preferred Holders the full amount to which it shall be entitled, then the Corporation shall pay the Preferred Holders the aggregate unpaid Preferred Liquidation Preference as soon as practicable after the Corporation has funds legally available therefor. In the event of any Liquidation, after payment shall have been made to the Preferred Holders in the full amount to which it is entitled, the holders of shares of Common Stock shall be entitled, to the exclusion of the Preferred Holders, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

         5.       Redemption.
                  ----------

                  (a) Subject to the Corporation having funds legally available for such purpose, the Corporation shall redeem all of the shares of the Series C Preferred Stock then outstanding, on the first to occur of (A) on the Maturity Date, so long as all of the outstanding Notes, the outstanding shares of the Series B Preferred Stock and the outstanding shares of the Series D Preferred Stock shall have been redeemed or converted prior thereto, (B) upon the occurrence of the Mandatory Conversion Event, or (C) in the event a Series C Redemption Event shall have occurred (each of clauses (A), (B) and (C) above, a "Redemption Event"). The per share redemption price at which shares of Series C Preferred Stock are to be redeemed pursuant to this Section 5(a) shall be equal to the Preferred Liquidation Preference (the "Redemption Price").

                  (b) On and after any redemption date (the "Redemption Date") pursuant to this Section 5 (unless default shall be made by the Corporation in the payment of the Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of the Series C Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

                  (c) Any communication or notice relating to redemption given pursuant to this Section 5 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the Preferred Holders, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be.

                  (d) At any time on or after the Redemption Date, the Preferred Holders shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares of the Series C Preferred Stock to be redeemed.

                  (e) Any redemption payments by the Corporation pursuant to this Section 5 shall be paid in cash.

                  (f) Any shares of Series C Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series C Preferred but such shares shall become unclassified Preferred Stock of the Corporation.

                           D. SERIES D PREFERRED STOCK

         1. Designation of Amount; Ranking. The issuance of Two Million (2,000,000) shares of the Series D Preferred Stock is hereby authorized. The Series D Preferred Stock shall rank senior to all other classes and series of equity securities of the Corporation now existing or hereafter created including the Series A Preferred Stock, no par value, and the Series C Preferred Stock, no par value (collectively, the "Junior Stock"), but junior to the Series B Preferred Stock, with respect to dividend rights, rights of redemption, rights of conversion and rights of Liquidation (as hereinafter defined).

         2. Definitions. Except as set forth below, capitalized terms used in this Series D Designation shall have the meanings given to such terms in the Purchase Agreement:

         "Adjusted Market Price" shall be an amount equal to 95% of the Market Price in effect at such time.

         "Applicable Dividend Rate" means for each Dividend Period (i) during the period commencing on the First Closing Date and ending prior to the ninth anniversary of the First Closing Date, 0% (zero percent), and (ii) any time after the ninth anniversary of the First Closing Date, 7% (seven percent).

         "Conversion Premium" shall mean $0.2247.

         "Conversion Price" shall initially be $9.21, and shall be subject to adjustment from time to time as set forth in Section 6(c) of this Series D Preferred Stock designation.

         "Converted Shares" has the meaning ascribed to it in Section 6(d) of this Series D Preferred Stock designation.

         "Converting Shares" has the meaning ascribed to it in Section 6(d).

         "Corporation" means Interdent, Inc., a Delaware corporation.

         "Dividend Period" means (a) the period commencing on the Series B Preferred Conversion Event and expiring on the next Preferred Dividend Payment Date occurring thereafter or redemption of this Series B Preferred Stock, if earlier and (b) thereafter each period commencing on a Preferred Dividend Payment Date and expiring on the date immediately preceding the next Preferred Dividend Payment Date or the date of redemption of this Series B Preferred Stock, if earlier.

         "Documents" shall have the meaning ascribed to it in the Purchase Agreement.

         "Excluded Stock" means (i) all Common Stock issued upon conversion of Preferred Stock, Notes or Warrants, (ii) shares of Common Stock (as such number is equitably adjusted for stock splits, stock dividends, share combinations and similar pro-rata recapitalizations) issued upon the exercise of stock options issued pursuant to the Equity Incentive Plans and (iii) Securities issued by the Corporation in an underwritten Public Offering.

         "Junior Stock" has the meaning given to such term in Section 1 of this Series D Preferred Stock designation.

         "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         "Original Cost" means, with respect to any share of Series D Preferred Stock, $9.21. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series D Preferred Stock, the Original Cost of the shares of Series D Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series D Preferred Stock immediately after such change.

         "Original Issuance Date" means the Second Closing Date.

         "Preferred Holders" shall mean the holders of Series D Preferred Stock.

         "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4(b) of this Certificate of Designation.

         "Public Offering" means the closing of a public offering of Securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

         "Purchase Agreement" means that certain Securities Purchase Agreement ("Purchase Agreement") dated May 18, 1998, by and among Gentle Dental Service Corporation and the Purchasers (named therein), filed with the Securities and Exchange Commission on July 2, 1998, file number 000-23673, as assumed by the Corporation and as amended from time to time.

         "Qualified Holder" means (i) each Person who initially acquires Series D Preferred Stock from the Corporation and (ii) any other holder of Series D Preferred Stock who, together with its Affiliates, owns Series D Preferred Stock with an aggregate Original Cost of $1,000,000 or more.

         "Qualified Securities" means the Common Stock issued to the stockholders of the Corporation as consideration in any conversion, provided (i) such Common Stock is then listed on a national securities exchange or reported on the Nasdaq National Market System and (ii) such Common Stock is registered under the Securities Act or is freely tradable under Rule 144 of the Securities Act within 6 months of the date of issuance.

         "Redemption Price" has the meaning ascribed to it in Section 5(a) of this Series D Preferred Stock designation.

         "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series D Preferred Stock at the time in question.

         "Sale of the Corporation" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Corporation's assets to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of the outstanding capital stock of the Corporation to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting company or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

         "Securities and Exchange Commission" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

         "Stockholders" means holders of Common Stock or Preferred Stock.

         3.       Voting Rights.

                  (a)      General.

                  In addition to the rights provided by law and by paragraph (b) below, the holders of Series D Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock, and any other capital stock of the Corporation entitled to vote together with the Common Stock, all as one class. Each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible pursuant to Section 6 of this Series D Preferred Stock designation.

                  (b)      Covenants.

                  The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

         (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock of the Corporation (including any shares of treasury stock) or rights, options, warrants or other Securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity participation feature or any security that is a combination of debt and equity, which, in each case as to the equity or convertible component thereof, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, is senior to or pari passu with the Series D Preferred Stock;

         (ii) reclassify any Securities of the Corporation into shares of any class or series of capital stock of the Corporation (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, senior to or pari passu with the Series D Preferred Stock or (B) which in any manner adversely affects the rights of the holders of Series D Preferred Stock in their capacity as such;

         (iii) in any manner authorize, issue or sell any shares of Series D Preferred Stock other than as contemplated by the Purchase Agreement or this Certificate of Designation;

         (iv) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock; or

         (v) amend, repeal or modify any provision of the Certificate of Incorporation or Bylaws that adversely affects the powers, preferences or rights of the Series D Preferred Stock.

         4.       Dividends, Distributions and Liquidations.

                  (a)      Dividends.

         (i) When, as, and if declared by the Board, out of funds legally available for that purpose, the holders of Series D Preferred Stock shall be entitled to receive before any dividends shall be declared and paid or set aside for Common Stock, dividends, which shall accrue on a daily basis at the Applicable Dividend Rate on the sum of the Original Cost of a share of Series D Preferred Stock, plus all accumulated and unpaid dividends thereon, payable on each September 30 and March 31 (each, a "Preferred Dividend Payment Date"), the first such Preferred Dividend Payment Date being the first Preferred Dividend Payment Date following the ninth anniversary of the First Closing Date. Dividends shall accrue at the Applicable Dividend Rate regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Any dividends which accrue pursuant to this Section 4(a)(i) and which are not paid prior to the next succeeding Preferred Dividend Payment Date shall be classified as "accumulated dividends" and shall remain "accumulated and unpaid dividends" until paid or otherwise satisfied pursuant to this Certificate of Designation. Dividends on each share of Series D Preferred Stock shall accrue pursuant to this Section 4(a)(i) from and including the ninth anniversary of the First Closing Date to and including the date such share is converted or redeemed in full and all accrued but unpaid dividends thereon are also converted or paid in full. All payments in cash due in cash under this Section 4(a) to any holder of shares of Series D Preferred Stock shall be made to the nearest cent.

         (ii) In addition to the rights to receive dividends pursuant to clause
(i) above, when, as and if declared by the Board, out of funds legally available for the purpose, the holders of Series D Preferred Stock shall be entitled to share in any dividends declared and paid upon or set aside for the Common Stock on a ratable basis based upon the Common Stock Equivalents represented by such Series D Preferred Stock.

         (iii) The dividends payable with respect to the Series D Preferred Stock on each Preferred Dividend Payment Date shall be paid to the holders of shares of the Preferred Stock as they appear on the stock records of the Corporation on such date (the "Preferred Record Date") as shall be fixed by the Board, which Preferred Record Date shall not be more than 60 days prior to the applicable Preferred Dividend Payment Date and shall not precede the date upon which the resolution fixing such Preferred Record Date is adopted, and if the Board shall not fix a Preferred Record Date, the Preferred Record Date shall be deemed to be the same date as the applicable Preferred Dividend Payment Date.

         (iv) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series D Preferred Stock, such payment shall be distributed ratably among the holders of the Series D Preferred Stock based upon the number of shares of Series D Preferred Stock then held by each holder.

                  (b)      Liquidation.

                  In the event of any Liquidation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series D Preferred Stock (with respect to rights on Liquidation, the Series D Preferred Stock shall rank senior to the Common Stock and any other class of Junior Stock, but junior to the Series B Preferred Stock), an amount per share equal to (the "Preferred Liquidation Preference") the greater of (X) the Original Cost of such share plus an amount equal to any accrued but unpaid dividends on each share to the date of payment or (Y) the amount that would otherwise be distributed to such holder in such Liquidation if nothing was paid pursuant to clause (X) and such holder converted such shares into shares of Common Stock in accordance with the provisions of this Certificate of Designation. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series D Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any Liquidation, after payment shall have been made to the holders of shares of Series D Preferred Stock in the full amount to which they are entitled, the holders of shares of capital stock ranking junior to the Series D Preferred Stock on Liquidation shall be entitled, to the exclusion of the holders of the Series D Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

         5.       Redemption.

                  (a)      Redemption at the Option of the Holders.

         (i) At any time on or after the occurrence or continuation of an Event of Default the Requisite Preferred Holders may elect to have the Corporation redeem all (but not less than all) of the outstanding shares of Series D Preferred Stock at a price per share equal to (i) in the case of a redemption option caused by a Change of Control (the "Change Of Control Price"), equal to 101% of the Original Cost thereof plus without duplication, an amount in cash accrued and unpaid dividends thereon, and (ii) in the case of a redemption option caused by an Event of Default, other than a Change of Control, the greater of the Original Cost of such share plus an amount equal to all accrued and unpaid dividends on each share, if any, to the date of payment (in either case, the "Redemption Price"), by giving written notice to the Corporation of such election (the "Investor Notice of Election"), whereupon the Corporation shall be obligated to repurchase such shares of Series D Preferred Stock on such date (the "Investor Optional Redemption Date") as shall be determined by the Corporation, but in any event not earlier than 10 days and not later than 30 days after the date on which the Investor Notice of Election is delivered to the Corporation. Promptly (but in no event later than five days) after the delivery of the Investor Notice of Election to the Corporation, the Corporation shall send written notice (the "Optional Redemption Notice") to each of the holders of the Series D Preferred Stock. The Optional Redemption Notice shall specify the Investor Optional Redemption Date and the location of the Corporation's principal executive office or place of business where the closing will occur.

                           (ii)     Closing.
                                    -------

         (A) The closing of the Corporation's redemption of the Series D Preferred Stock pursuant to this Section 5(c) above shall take place at 11:00 a.m. New York City time on the Investor Optional Redemption Date at the Corporation's principal executive office or place of business. At the closing, the Corporation shall pay to each of the holders of the Series D Preferred Stock, against the Corporation's receipt from such holder of the certificate or certificates representing the shares of such series of Series D Preferred Stock then held by such holder, an amount equal to the Redemption Price. All such payments shall be made by wire transfer of immediately available funds, or if such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check made payable to the order of such holder.

         (B) If the funds of the Corporation (without rendering the Corporation insolvent) available for redemption of shares of Series D Preferred Stock on any Investor Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available (without rendering the Corporation insolvent) shall be used to redeem the maximum possible number of shares ratably among the holders of such shares based upon the aggregate number of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available which will not make the Corporation insolvent for the redemption of shares such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Investor Redemption Date but which it had not redeemed.

                  (b)      Redemption at the Option of the Corporation.

                  The Series D Preferred Stock is redeemable at the option of the Corporation, in whole or in part at a per share price equal to the Original Cost of such share plus any accrued but unpaid dividends on each share, if any, to the date of payment; provided however, that in the event the Corporation shall redeem all or any portion of the shares of the outstanding Series D Preferred Shares, then the holder of Series D Preferred Shares shall be entitled to receive a warrant (the "Warrant") that is initially exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock, including the accrued but unpaid dividends thereon, into which such redeemed shares would have been convertible in the event of an optional conversion at such time pursuant to Section 6(a) hereof, of the shares redeemed hereunder immediately prior to such redemption; provided, further, however, that in the event the Series D Preferred Shares shall be redeemed by the Corporation in connection with a Change of Control the amount paid by the Corporation to the holder in connection with such prepayment shall equal the Change of Control Price. The initial exercise price for each share of Common Stock issuable upon exercise of the Warrant shall be equal to the Conversion Price in effect immediately prior to the prepayment. The Warrant shall have customary cashless conversion and exercise provisions, customary anti-dilution protections economically identical to the Series D Preferred Stock and shall otherwise be in form and substance reasonably acceptable to the holder of such shares.

                  (c)      General.
                           -------

         (i) No shares of Series D Preferred Stock are entitled to any dividends accumulating after the date on which the full redemption price for such share is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

         (ii) Any shares of Series D Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred.

         (iii) Neither the Corporation nor any Subsidiaries shall offer to purchase, redeem or acquire any shares of Series D Preferred Stock other than pursuant to the terms of this Certificate of Designation or pursuant to a purchase offer made to all holders of Series D Preferred Stock pro rata based upon the number of such shares owned by such holders.

         6.       Conversion.
                  ----------

                  (a) Optional Conversion of Series D Preferred Stock into Common Stock. Subject to and in compliance with the applicable provisions of this Certificate of Designation, each holder of shares of Series D Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert any such share, or the accrued but unpaid dividends accrued thereon, into that number of fully paid and nonassessable shares of Common Stock (provided that in such event the holder shall have the option to require that such shares be Qualified Securities) equal to the quotient obtained by dividing
(x) the sum of the Original Cost of such shares of Series D Preferred Stock, plus all accrued but unpaid dividends thereon, by (y) the Conversion Price, as last adjusted and then in effect, by surrender of the certificates representing such share to be converted; provided however, that the Preferred Holder shall have the right to convert all or a portion of the accrued but unpaid dividends on any share of Series D Preferred Stock without the need to convert the share of Series D Preferred Stock on which such dividends accrued. The Corporation shall give the Preferred Holders reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in order to provide the Preferred Holders reasonable opportunity to consider whether to redeem or convert the Series D Preferred Stock, or the accrued but unpaid dividends accrued thereon, into Common Stock at or prior to such Sale of the Corporation. If the price or material terms or conditions of such transaction thereafter change, the Corporation shall promptly deliver written notice to the Preferred Holders specifying such changes. Upon conversion, the Corporation will issue fractional shares of its Common Stock, as applicable, and shall not distribute cash in lieu of such fractional shares unless such cash distribution is approved by the Requisite Preferred Holders.

                  (b) Mandatory Conversion of Series D Preferred Stock Into Common Stock. Upon the occurrence of a Mandatory Conversion Event, all shares of Series D Preferred Stock then outstanding shall, at the option of the Corporation by virtue of the delivery of a notice by the Corporation to the holder notifying the holder of the occurrence of such Mandatory Conversion Event, which notice shall state the date upon which such conversion shall become effective (the "Effective Date") (which date shall be no earlier than 15 Business Days after the date of delivery), and without any action on the part of the holders thereof, shall on the Effective Date be deemed automatically converted, in accordance with Section 6(d)(ii), into that number of fully paid and nonassessable shares of Qualified Securities into which such shares, including the accrued but unpaid dividends accrued thereon, would have been convertible in the event of optional conversion at such time pursuant to subsection (a) above. Upon conversion, the Corporation will issue fractional shares of its Qualified Securities, as applicable, and shall not distribute cash in lieu of such fractional shares unless such cash distribution is approved by the Requisite Preferred Holders.

                  (c)      Adjustment of Conversion Price.
                           ------------------------------

         (i) The initial Conversion Price was established based upon the Corporation's representation and warranty in the Securities Purchase Agreement that 1,628,664 shares of Common Stock represented (the "Target Percentage") no less than 10.68% of the 15,240,908 Common Stock Equivalents outstanding as of the date of the Securities Purchase Agreement (inclusive of the 1,042,150 Common Stock Equivalents reserved but not necessarily issued under the Equity Incentive Plans and the 4,885,993 shares issuable upon conversion of the Securities to be issued pursuant to the Purchase Agreement). In the event such representation and warranty is untrue, the Conversion Price shall be reduced (but not increased) to such Conversion Price as would have been obtained had the initial Conversion Price been properly set to meet the Target Percentage.

         (ii) The Conversion Price shall also be subject to adjustment from time to time as follows:

         (A) If the Corporation shall, at any time or from time to time after the First Closing Date, issue any shares of Common Stock (other than Excluded Stock) without consideration or for a consideration per share less than the Adjusted Market Price in effect immediately prior to the issuance of such Common Stock, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered (but never increased) to a price equal to the sum of (x) the Conversion Premium and (y) the quotient obtained by dividing:

         (1) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Market Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by (2) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of clause (B) below) immediately after the issuance of such Common Stock.

         (B) For the purposes of any adjustment of the Conversion Price pursuant to clause (A) above, the following provisions shall be applicable:

         (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor prior to deducting therefrom any usual and customary discounts, commissions or placement fees paid by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

         (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof.

         (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, Securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable Securities:

         (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

         (b) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

         (c) On any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change; and

         (d) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, Securities or options or rights related to such Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such Securities, or upon the exercise of the options or rights related to such Securities and subsequent conversion or exchange thereof.

         (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision or stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase in outstanding shares.

         (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

         (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series D Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other Securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series D Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

         (vi) If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Series D Preferred Stock.

                           (vii) All calculations under this paragraph shall be
made to the nearest one hundredth (1/100) of a cent.

         (viii) In any case in which the provisions of this Section 6(c) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event
(i) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (iii) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

         (ix) Whenever the Conversion Price shall be adjusted as provided in this paragraph (c), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series D Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (x) below.

         (x) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this paragraph (c) above, the Corporation shall give notice to each holder of shares of Series D Preferred Stock, in the manner set forth in paragraph (ix) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (xi) In the event that the Requisite Preferred Holders consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series D Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series D Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

         (xii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Preferred Stock against impairment.

         (xiii) The computations of all amounts under this Section 6 shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 6 have previously been made so as to maintain the relative economic interest of the Preferred Stock vis a vis all other securities issued by the Corporation.

         (xiv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Conversion Price.

         (xv) In the event the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Preferred Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Holder could have acquired if such Holder had held the Common Stock acquirable upon complete conversion of this Series D Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of the grant, issue or sale of such Purchase Rights.

                  (d)      Conversion Procedures.
                           ---------------------

         (i) Each conversion of shares of any class of capital stock of the Corporation into shares of another class of capital stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. A holder of Converting Shares may make any such notice of conversion, whether such conversion is in connection with a Sale of the Corporation or otherwise, conditional upon the happening of any event or the passage of such time as is specified by such holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Promptly after such surrender and the receipt of such written notice of conversion, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.

         (ii) Upon issuance of shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation if any Applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of any shares. The issuance of certificates for shares of any class of capital stock (upon conversion of shares of any other class of capital stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted. In the event the holder of the shares converted hereunder, in connection with the conversion of shares hereunder, shall be required to file a notification pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act"), the Corporation and the holder shall take all actions necessary to comply with such notification requirement and the conversion hereunder of the shares, or the accrued but unpaid dividends on such shares, shall become effective upon the expiration of the applicable waiting period. Subject to Sections 6(a) and
(b), no fractional shares of Common Stock or scrip shall be issued upon conversion of any shares. The Corporation will pay and save the holder of Series D Preferred Shares harmless against all liability for the payment of all actual and reasonable costs and expenses incurred by the holder in connection with any requirements to file a notification pursuant to the HSR Act. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate number of shares to be converted by a holder. Instead of any fractional shares which would otherwise be issuable upon conversion of the shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Fair Value of one share of such Common Stock and
(ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

         7. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of Series D Preferred Stock hereunder, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of such other class which may be converted.

         8. Shares Acquired by the Corporation. Any shares of Series D Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series D Preferred Stock but such shares shall become unclassified Preferred Stock of the Corporation.

         IN WITNESS WHEREOF, Interdent, Inc., has caused this Certificate of Designations to be signed by Michael T. Fiore, its Chief Executive Officer, and attested by L. Theodore Van Eerden, its Secretary, this 8th day of February, 1999.

                             INTERDENT, INC.

                             By:      /s/ MICHAEL T. FIORE
                                      -----------------------------------
                                      Michael T. Fiore,
                                      President and Chief Executive Officer


Attest:

By:      /s/ L. THEODORE VAN EERDEN
         ---------------------------
         L. Theodore Van Eerden,
         Secretary

                       -----------------------------------------

                                    CORRECTED
                          CERTIFICATE OF INCORPORATION
                                       OF
                INTERDENT, INC. (FORMERLY KNOWN AS WISDOM HOLDINGS, INC.)

                     -----------------------------------------


         InterDent, Inc. (formerly known as Wisdom Holdings, Inc.) does hereby certify:

         1. That a Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 13, 1998 which is an inaccurate record of the corporate action therein taken and requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware in that the following sentence was inadvertently omitted from Article IV of said Certificate: "The Board of Directors of the Corporation, in accordance with Section 151 of the General Corporation Law of the State of Delaware, is hereby empowered to authorize the issuance from time to time of the Preferred Stock in such class, classes or series, in such number of shares of any class or series, with such voting powers, and with such designations, preferences, and relative, participating, optional, or other rights, qualifications, limitations, or restrictions thereof, including, without limitation, dividend rights, dissolution rights, conversion rights, exchange rights, and redemption rights, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class, classes, or series of the Preferred Stock."

         2. That the Certificate of Incorporation of the Corporation is corrected to read in its entirety as follows:

               CERTIFICATE OF INCORPORATION OF WISDOM HOLDINGS, INC.


                                    ARTICLE I

         The name of this Corporation shall be:  Wisdom Holdings, Inc.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent at that address is The Corporation Trust Company located in New Castle County.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         The total number of shares which this Corporation is authorized to issue is Eighty Million (80,000,000) shares. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." Fifty Million (50,000,000) shares shall be designated Common Stock, with a par value of $.001 per share, and Thirty Million (30,000,000) shares shall be designated Preferred Stock, with a par value of $.001 per share. The Board of Directors of the Corporation, in accordance with Section 151 of the General Corporation Law of the State of Delaware, is hereby empowered to authorize the issuance from time to time of the Preferred Stock in such class, classes or series, in such number of shares of any class or series, with such voting powers, and with such designations, preferences, and relative, participating, optional, or other rights, qualifications, limitations, or restrictions thereof, including, without limitation, dividend rights, dissolution rights, conversion rights, exchange rights, and redemption rights, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class, classes, or series of the Preferred Stock.

                                    ARTICLE V

         The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

                                   ARTICLE VII

         Election of directors at an annual or special meeting of stockholders need not be in written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

         A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation actions further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                                   ARTICLE IX

         Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                    ARTICLE X

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may be called by any other person or persons; provided, however, that if and to the extend that any special meeting of the stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the Delaware (or it successor statute as in effect from time to time hereunder) that such special meeting may also be called by the person or persons in the manner, at the times and for such purposes so specified.

                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XII

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                  ARTICLE XIII

         The name and mailing address of the incorporator of the Corporation is:

                                    Kate Lane
                          2030 Main Street, Suite 1040
                            Irvine, California 92614

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set her hand this 12th day of October, 1998.


                                  /s/ Kate Lane
                                  ----------------------------------------
                                  KATE LANE, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 INTERDENT, INC.

         InterDent, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of InterDent, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article IV of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended by adding to the end of Article IV the following:

                  "Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all shares of Common Stock of the Corporation that are either issued or outstanding or held as treasury shares (collectively "Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each six (6) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one (1) share of issued and outstanding Common Stock ("New Common Stock"), provided that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than six (6) Shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by six (6), does not result in a whole number (a "Fractional Share Holder"), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be cancelled and such Fractional Share Holder shall be entitled to receive an amount in cash equal to the product of (i) the fractional share which such Fractional Share Holder would otherwise be entitled to, multiplied by (ii) the average of the last sales price per share of the Existing Common Stock on the five trading days immediately prior to the Effective Date, or if no such sales take place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Nasdaq National Market. No interest shall be payable on such cash amount.

                  From and after the Effective Date, the term `New Common Stock' as used in this Article IV shall mean Common Stock as provided in the Certificate of Incorporation."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, InterDent, Inc. has caused this certificate to be signed by Michael T. Fiore, its Chief Executive Officer, this 3rd day of August, 2001.

                                    INTERDENT, INC.


                                    By:      /s/ Michael T. Fiore
                                         ------------------------------------
                                    Name:  Michael T. Fiore
                                    Title:  Chief Executive Officer